Exhibit 10.149

AMENDMENT NUMBER TEN
TO LOAN AND SECURITY AGREEMENT

          This Amendment Number Ten to Loan and Security Agreement (“Amendment”) is entered into as of June 19, 2008, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation (“Borrower”), and WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a Foothill Capital Corporation (“Foothill”), in light of the following:

          FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997, as amended by that certain Amendment Number One to Loan and Security Agreement dated as of December 1, 2000, as further amended by that certain Amendment Number Two to Loan and Security Agreement dated as of November 9, 2001, that certain Amendment Number Three to Loan and Security Agreement dated as of August 28, 2002, that certain Amendment Number Four to Loan and Security Agreement dated as of March 26, 2003, that certain Amendment Number Five to Loan and Security Agreement dated as of September 1, 2003, that certain Amendment Number Six to Loan and Security Agreement dated as of April 2, 2004, that certain Amendment Number Seven to Loan and Security Agreement dated as of September 21, 2004, that certain Amendment Number Eight to Loan and Security Agreement dated as of October 5, 2004, and that certain Amendment Number Nine to Loan and Security Agreement dated as of December 23, 2004 (as amended, the “Agreement”).

          FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

          NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

          1.      DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

          2.      AMENDMENTS.

(a)	The following new definitions are added to Section 1.1 of the Agreement:

“Advance” means a loan made by Foothill to Borrower pursuant to this Agreement with respect to the pledge by Borrower to Foothill of Pledged Notes.

“E Line Advances” has the meaning set forth in Section 2.12 hereof.

“E Line Borrowing Base” means an amount equal to the sum of ninety percent (90%) of the unpaid principal balance, at the time of the advance with respect to Pledged E Notes, discounted to eight and one-quarter percent (8.25%), at the time of the advance with respect to fixed rate notes if the weighted average coupon rate of the entire Pledged E Note pool is less than eight and one-quarter percent (8.25%).

“Pledged E Notes” means a note or notes which conforms to the standards set forth in Schedule PN-A attached hereto and incorporated by reference hereby, and which is pledged to secure advances under the E Line Advances.

“Tenth Amendment” means that certain Amendment Number Ten to Loan and Security Agreement dated as of June 19, 2008, executed by Borrower and Foothill.

          (b)    The definition of “Note Mortgages” in Section 1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

“Note Mortgages” means those certain deeds of trust, mortgages or security interests, including those securing the repayment of the interests of the note makers of the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, the Pledged E Notes and the Pledged T Notes, encumbering certain real property, or real or personal property, which serves as collateral for the repayment of the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, the Pledged E Notes and the Pledged T Notes.

          (c)    The definition of “Pledged Notes” in Section 1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

“Pledged Notes” means, collectively, the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, the Pledged E Notes and the Pledged T Notes.

          (d)    Section 2.1(a) of the Agreement is amended to provide that A Line Advances may be borrowed thereunder through and including December 31, 2009, Section 2.8(a) of the Agreement is amended to provide that T Line Advances may be borrowed thereunder through and including December 31, 2009, and Section 2.9(a) of the Agreement is amended to provide that C Line Advances may be borrowed thereunder through and including December 31, 2009.

          (e)     Borrower and Foothill acknowledge that the periods for the borrowing of Land Inventory Advances under Section 2.2 of the Agreement, B Line Advances under Section 2.3 of the Agreement, and D Line Advances under Section 2.11 of the Agreement, have each expired and no additional Land Inventory Advances, B Line Advances or D Line Advances may be borrowed under the Agreement.

          (f)    Section 2.4(c) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

(c) The amount of interest accrued and payable to Foothill on the A Line Advances, B Line Advances, C Line Advances, D Line Advances, E Line Advances and T Line Advances shall be no less than fifteen thousand dollars ($15,000) per month; provided, however, that if Borrower seeks to cause all of the Pledged Notes to be released in accordance with the provision of Section 4.8 hereof, there shall be no monthly minimum interest payments as set forth in this sentence for the two months immediately following such release, with a five thousand dollar ($5,000) per month minimum for the third month following release, a ten thousand dollar ($10,000) per month minimum for the fourth month following release, and a fifteen thousand dollar ($15,000) per month minimum for every month thereafter. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder.

          (g)    Section 2.7 of the Agreement is amended by adding the following new subsection (g).

(g)           Tenth Amendment Fee. In consideration of Foothill entering into the Tenth Amendment, Borrower shall pay to Foothill an amendment fee, on the effective date of the Tenth Amendment, in the amount of One Hundred Thousand Dollars ($100,000), which sum Foothill may advance and when so advanced shall become part of the Obligations.

          (h)    Section 2.7 of the Agreement is amended by adding the following new subsection (h).

(h)           Pledged E Note Financing Fee. On each and every Pledged E Note Advance made pursuant to Section 2.12 hereof, other than the initial Pledged E Note Advance, Borrower shall pay to Foothill a fee in an amount equal to one percent (1%) of the total of each such advance.

          (i)    Borrower acknowledges that, subject to Foothill’s right to charge interest at the default rate during the continuance of an Event of Default, all LIBOR Rate Loans, if any, shall bear interest at a per annum rate equal to the applicable LIBOR Rate plus the LIBOR Rate Margin.

          (j)     There is added a new Section 2.12 to the Agreement as follows:

2.12 Advances Against Pledged E Notes.

(a)           In addition to the Pledged A Note Advances set forth in Section 2.1 hereof, the Land Inventory Advances set forth in Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the T Line Advances set forth in Section 2.8 hereof, the C Line Advances set forth in Section 2.9 hereof, and the D Line Advances set forth in Section 2.11 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2009 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged E Notes (“E Line Advances”) in an amount not to exceed the E Line Borrowing Base.

(b)           Anything to the contrary in subsection (a) above notwithstanding, Foothill may reduce its advance rates without declaring an event of default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of any or all or any portion of its Obligations, or a material impairment of the value or priority of Foothill’s security interests in the Collateral.

(c)           Foothill shall have no obligation to make E Line Advances under any provision of this Section 2.12 to the extent that E Line Advances exceed the sum of Twenty Five Million Dollars ($25,000,000) and/or total lending to Borrower would exceed the Maximum Amount.

(d)           Borrower agrees to maintain a deposit account for the purpose of receiving the proceeds of the advances made by Foothill hereunder. Unless otherwise agreed to in writing by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such deposit account.

(e) E Line Advances made pursuant to this Section 2.12 shall not be made in amounts less than One Hundred Thousand Dollars ($100,000) per advance.

(f)           Borrower may request that Foothill make additional advances against the then Pledged E Notes in an amount such that the aggregate of the E Line Advances equals ninety percent (90%) of the outstanding principal balances of the Pledged E Notes (discounted to eight and one-quarter percent (8.25%) for fixed rate notes). Foothill will agree to such request unless it, acting in good faith and exercising its reasonable judgment, believes that there is a material risk of the impairment of the prospect of repayment of any or all of any portion of Borrower’s Obligations. In such an event, Borrower may terminate this Agreement without the imposition of an Early Termination Fee.

          (k)    Section 3.4 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

3.4           Conditions Precedent to A Line, B Line, C Line, D Line, E Line and T Line Advances. The following shall be additional conditions precedent to all A Line, B Line, C Line, D Line, E Line and T Line Advances hereunder:

(a)           Foothill shall have received the originals of the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, the Pledged E Notes, and/or the Pledged T Notes, as applicable, properly endorsed to Foothill or its agent;

(b)           Foothill shall have received (i) originals of the Note Mortgages and all other security documents which serve as security for the repayment of the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, the Pledged E Notes, and/or the Pledged T Notes, as applicable, (ii) copies of assignments to Foothill of each of the Note Mortgages (or a copy of one or more master assignments with respect to each of the Note Mortgages), the originals of which shall be recorded in accordance with Schedule PN-A standard 19, and (iii)

originals of the title insurance commitments or policies insuring Borrower’s interest in the Note Mortgages (or one or more master title insurance commitments or policies with respect to Borrower’s interest in each of the Note Mortgages); provided, that, to the extent any original Note Mortgage or title insurance policy is not available at the time of the applicable Advance, such original title insurance policy and Note Mortgage shall be delivered to Foothill in accordance with Schedule PN-A standards 16 and 19, respectively; and

(c)           the standards for Pledged A Notes, Pledged C Notes, Pledged D Notes, Pledged E Notes, and/or Pledged T Notes, as applicable, set forth in Schedule PN-A herein shall be fully complied with, and the standards for Pledged B Notes set forth in Schedule PN-B herein shall be fully complied with.

(1) Section 3.5 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

3.5          Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on December 31, 2010. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

(m) Section 4.8 of the Agreement is amended by adding the following subsections (e) and (f):

(e)          Provided there shall not have occurred an Event of Default, and provided further that Borrower shall pay in full all interest and principal owing on the D Line Advances at the time of release, Borrower shall have the right to cause to be released from Foothill’s lien all (but not part of) the Pledged D Notes provided such release is to enable Borrower to securitize the Pledged D Notes by the issuance of note backed securities or commercial paper. The Early Termination Fee provided for in Section 3.7 hereof shall not be payable in connection therewith, however the minimum interest payment shall still be payable in accordance with the provisions contained herein.

(f)           Provided there shall not have occurred an Event of Default, and provided further that Borrower shall pay in full all interest and principal owing on the E Line Advances at the time of release, Borrower shall have the right to cause to be released from Foothill’s lien all (but not part of) the Pledged E Notes provided such release is to enable Borrower to securitize the Pledged E Notes by the issuance of note backed securities or commercial paper. The Early Termination Fee provided for in Section 3.7 hereof shall not be payable in connection therewith, however the minimum interest payment shall still be payable in accordance with the provisions contained herein.

          (n)         Schedule PN-A of the Loan Agreement is deleted in its entirety and the replacement Schedule PN-A attached hereto and incorporated by reference is substituted in its place and stead.

          (o)         Notwithstanding anything to the contrary contained in the Agreement or any other Loan Document (including, without limitation, this Amendment), Foothill shall not have any obligation to make any loan or advance under the Agreement if the making of such loan or advance would cause the aggregate outstanding principal balance of loans and advances under the Agreement to exceed the Maximum Amount.

          3.          REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

          4.          NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

          5.          CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

          6.          COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill’s out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

          7.          LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

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SCHEDULE PN-A

VARIOUS PLEDGED NOTE STANDARDS

          1.           Foothill has a valid, direct and perfected first lien/security interest in the note and security therefore and has a valid and perfected first priority right to payments arising thereunder.

          2.           The maker of such a note is not a director, officer, their agents, employees or creditors, or any relative or affiliate of Borrower or the foregoing.

           3.          (a)          With respect to Pledged A Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower’s knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of Pledged A Notes must be at least 20%.

                        (b)          With respect to Pledged C and Pledged T Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower’s knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of: (i) Pledged C Notes must be at least 10%, and (ii) Pledged T Notes must be at least 10%; and (iii) Pledged D Notes must be at least 15%.

                        (c)           With respect to Pledged E Notes, the average down payment of the entire portfolio of Pledged E Notes must be at least 50%

          4.          Except with respect to Pledged E Notes, the Pledged Notes must provide for consecutive bi-weekly or monthly installments of principal and interest. All payments on each Pledged Note shall be due over a term not exceeding one hundred eighty (180) months from the date of its execution (or, in the case of any Pledged C Note, over a term not exceeding two hundred forty (240) months from the date of its execution); provided, however, the average remaining term of the entire portfolio of Pledged Notes is no greater than one hundred twenty months (120).

          5.           The Pledged Notes must provide for an interest rate of at least eight percent (8%) per annum, if fixed, or Reference Rate plus two percent (2%) if variable.

          6.           With respect to Pledged A Notes, Notes generated by purchasers of real property in New York, Connecticut, Rhode Island, Vermont, New Hampshire, Pennsylvania or Maine which provide for an interest rate during the first two years of prime plus two hundred (200) basis points, and interest thereafter of at least prime plus three hundred and forty (340) basis points will be acceptable, if all other standards are met.

          7.           (a)          With respect to Pledged A Notes and Pledged C Notes, the maker of the Pledged A Note and Pledged C Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a purchase parcel from Borrower; and has not purchased more than four parcels in any project.

                       (b)          With respect to Pledged D Notes, Pledged E Notes and Pledged T Notes, (i) the maker of the Pledged D Note, Pledged E Note and Pledged T Note is acceptable to Foothill for credit purposes in its sole judgment, (ii) the maker of the Pledged D Note, Pledged E Note and Pledged T Note has or will acquire marketable title to a timeshare interval purchased from Borrower or an Affiliate of Borrower, and (iii) no such Pledged Note will result in the maker thereof being obligated to Borrower

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with respect to principal obligations in excess of $1,000,000 under all Pledged Notes owing by such maker.

          8.          No Pledged Note will be delinquent more than sixty (60) days past its due date at the time of the Advance.

          9.         The Pledged Note and the Note Mortgage securing the same are satisfactory to Foothill and validly enforceable in accordance with their terms; upon the obligors default under the instrument, subject only to notice in a reasonable grace period, payment of the balance of the indebtedness owing under the Pledged Note may be immediately accelerated and the lien of the Note Mortgage securing the same may be foreclosed; the Note Mortgage has been recorded in the appropriate real estate records where the purchased parcel or interval is located, or will be recorded in accordance with standard 19 set forth below; and the lien of the Note Mortgage is subject only to permitted encumbrances and covenants, conditions, and restrictions, rights of way and other matters of public record acceptable to Foothill in its sole judgment.

        10.         All lot site improvements, if any, which have been covenanted to be provided to the maker of the note shall have been provided, completed, or bonded.

        11.         The note in the applicable sales transaction complied with all applicable laws and the purchaser does not have any right of rescission or setoff, or the like.

        12.          (a)          The Pledged Notes must be from a diverse group of properties and from a diverse geographic area. At least 90% of the purchasers or the makers of the notes must be citizens of the United States or of Canada.

                       (b)          Notwithstanding the foregoing, with respect to E Line Advances, (i) the aggregate principal balance of receivables relating to any one resort cannot exceed 40% of the aggregate principal balance of the Pledged E Notes under such E Line Advance, and (ii) the aggregate principal balance of receivables relating to obligors with billing addresses in any one state cannot exceed 20% of the aggregate principal balance of the Pledged E Notes under such E Line Advance.

          13.        All Pledged Notes must be payable in United States legal tender.

         14.         (a)          No single Pledged Note can be of a principal amount such that the advance made on such note would exceed One Million Dollars ($1,000,000).

                       (b)           With respect to Pledged D Notes, no single Pledged D Note can be in an amount less than $30,000.

                       (c)           With respect to Pledged D Notes, the average face value of the entire portfolio of Pledged D Notes can not exceed $50,000.

                      (d)           With respect to Pledged E Notes, no single Pledged E Note can be in an amount in excess of $75,000.

           15.          No single Pledged Note can be of a principal amount such that the advance made on such note equals or exceeds fifty percent (50%) of the outstanding A Line Advances and B Line Advances then outstanding, without taking into effect the proposed advance on such note.

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          16.          Policies of Title Insurance, in form reasonably satisfactory to Foothill, shall be delivered to Foothill within sixty (60) days of delivery of each recorded Note Mortgage.

          17.          For notes generated by Affiliates of Borrower, Foothill shall be satisfied with the assignment documents transferring such note to Borrower, and the certificate set forth in Section 3.2(c) hereof.

          18.          With respect to Pledged C Notes, Pledged D Notes, and Pledged T Notes, each Pledged C Note, Pledged D Note, and Pledged T Note shall be aged at least thirty (30) days from the date of execution thereof and at least one monthly installment payment shall have been made.

          19.          With respect to Pledged D Notes, Pledged E Notes and Pledged T Notes, Foothill shall have received the originals of: (i) the recorded Note Mortgages within sixteen (16) weeks of the funding of the same by Foothill; (ii) recorded assignments of the Note Mortgages within sixty (60) days of the recording of the applicable Note Mortgage; and (iii) all other security which serves as security for the repayment of each Pledged D Note, Pledged E Note and Pledged T Note at the time of funding of the same by Foothill.

          20.          With respect to Pledged C Notes, at least one maker of each such note must have a Fair Isaac score of at least 600 with no pending bankruptcy proceeding pending within the preceding three (3) year period prior to execution.

          21.          With respect to Pledged C Notes, the maker of each such note must have executed valid and enforceable pre-authorized automated checking account withdrawals for loan payments.

          22.          With respect to Pledged C Notes, the term shall not exceed two hundred and forty (240) months.

          23.          With respect to Pledged D Notes, the term shall not exceed one hundred and eighty (180) months.

          24.          With respect to Pledged E Notes, the term shall not exceed one (1) year.

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          8.          COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC.,
a California corporation, f/k/a FOOTHILL
CAPITAL CORPORATION,

By:

Title:

BLUEGREEN CORPORATION,
a Massachusetts corporation

By:

Title:	Senior Vice President, Mortgage Operations and Assistant Treasurer

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          8.          COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a FOOTHILL CAPITAL CORPORATION,

By:

Title:	VP

BLUEGREEN CORPORATION, a Massachusetts corporation

By:

Title: